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                                                                   EXHIBIT 10.22



                                      LEASE


      In consideration of the rights, covenants and agreements herein contained, Landlord does hereby lease, demise and let unto Tenant the Premises hereinafter described for the term of this Lease upon the following terms and conditions:

1. BASIC LEASE INFORMATION.

      1.1 Lease Date: September 15, 1999

      1.2 Lease Term: The Lease Term for the Premises shall be seven (7) years, commencing on January 1, 2000 (the "Commencement Date") and terminating on December 31, 2007 (the "Termination Date").

      1.3 Tenant: Ascensus Insurance Services

            Tenant's Address: Attn: Leonard Reynolds or Warren Christensen, 280 South 400 West, Suite 100, Salt Lake City, Utah, 84101

      1.4 Landlord: Pioneer Partners, L.C.

            Landlord's Address: Attn: John W. Williams, 48 Market Street, Suite 250, Salt Lake City, Utah 84101.

      1.5 Land: The real property more particularly described on Exhibit "A" attached hereto.

      1.6 Landlord's Building: The building known as the Ford Building located at 280 South 400 West, Salt Lake City, UT. 84101, which is situated on the Land.

      1.7 Premises: Suite No. 100, which is approximately 35,880 rentable square feet on the first floor and mezzanine of Landlord's Building ("Premises").

      1.8 Annual Basic Rent: The rent for the Premises shall be as follows:

                  Year 1            $17.50  per rentable square foot.
                  Year 2            $17.50  per rentable square foot.
                  Year 3            $17.50  per rentable square foot.
                  Year 4            $18.03  per rentable square foot.
                  Year 5            $18.57  per rentable square foot.
                  Year 6            $19.12  per rentable square foot.
                  Year 7            $19.70 per rentable square foot.

      1.9 Security Deposit: $58,900.00 which represents the last months rent.

      1.10 Rentable Square Feet in the Premises: The Premises consists of approximately
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35,880 rentable square feet based on Building Owners and Managers Association
("BOMA") standards for measurement.

      1.11 Useable Square Feet in the Premises: The Premises consists of approximately 31,480 usable square feet based on BOMA standards for measurement.

      1.12 Rentable Square Feet in Landlord's Building: Approximately 84,500 rentable square feet based on BOMA standards for measurement.

      1.13 Parking Spaces: Throughout the Lease Term, Landlord shall make available up to one hundred and sixty (160) parking spaces in the Parking Lot (as defined in Section 36.a.) free of charge. If Tenant exercises it's Right of First Refusal to lease additional space in the building, Landlord shall make available three parking spaces per thousand square feet of usable space within the additional space in a Parking Lot within 600 feet of Landlord's Building.

      1.14 Exhibits:

                  Exhibit A:  Legal Description of Land

                  Exhibit B:  Space Plan of Premises

                  Exhibit C:  Tenant Building Improvements

                  Exhibit D:  Rules and Regulations

                  Exhibit E:  Option to Renew

      The above Basic Lease Information and attached Exhibits are hereby incorporated into and made a part of this Lease. Any reference in the Lease to the above terms shall mean and refer to the information and terms set forth in the above Basic Lease Information, as well as all of the additional terms and provisions of the applicable sections of the Lease where such Basic Lease Information is more fully set forth.

2. PARTIES.

      This Lease is made by and between the Landlord and Tenant identified in
Section 1.

3. PREMISES.

      a. Landlord hereby rents to Tenant and Tenant hereby leases from Landlord the Premises identified in Section 1 and as more fully described in the Space Plan attached as Exhibit "B".

      b. The respective obligations of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Premises for occupancy are described in detail on Exhibit "C", Tenant Building Improvements.

      c. Unless otherwise agreed in writing by Landlord, upon occupancy of the Premises by Tenant, all of the obligations of Landlord set forth in Exhibit "C", except for punch list and latent defects shall be deemed to be satisfactorily completed.



4.  TERM AND POSSESSION.
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      a. The term of the Lease shall be for the period which commences on the
Commencement Date and ends on the Termination Date identified in Section 1, unless sooner terminated pursuant to any provision hereof.

      b. If the Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant on or before January 1, 2000, this Lease may be voidable by Tenant upon thirty (30) days notice unless Landlord delivers possession of the Premises within such thirty (30) day period. This Section 4.b. is conditioned upon Landlord and Tenant agreeing to a construction plan for the Premises by September 15, 1999.

      c. Tenant's occupancy of the Premises prior to the Commencement Date shall be subject to all the provisions of this Lease including but not limited to the obligation to pay all Basic Rent. Any early possession shall not advance the Termination Date.

5. RENT.

      a. Tenant agrees to pay to Landlord the Basic Rent set forth in Section 1, payable in monthly installments, in advance, on or before the first day of each calendar month during the term hereof. Rent for any partial month occurring during the term hereof shall be pro-rated on a per diem based upon a thirty (30) day month. All rent shall be paid to Landlord without deduction or offset at Landlord's Address.

      b. Simultaneously with the execution of this Lease, Tenant has paid the Basic Rent for the first full calendar month or any initial partial month of the term, receipt of which is hereby acknowledged by Landlord.

      c. If Tenant's rent or other payments due under this Lease are received by Landlord more than ten (10) days after their due date more than once during any consecutive twelve (12) month period, Tenant may be charged a late fee equal to ten percent (10%) late fee of the current late payment. Such late fee shall compensate Landlord for costs not contemplated by this Lease, including, but not limited to (i) the costs attributable to giving notice of delinquency, (ii) the expense of servicing the mortgage loan on Landlord's Building from alternative funds, and (iii) Landlord's loss of interest. Any rent or other payments which are not paid within thirty (30) days of their due date shall also bear interest thereafter at the rate of one and one-half percent (1 -1/2%) per month, until paid.

6. SECURITY DEPOSIT.

      Tenant shall provide the amount specified in Section 1.9 as a security deposit. The Security Deposit shall be paid on the first business day prior to Tenant moving into the Premises. If Tenant is in default, Landlord can use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the deposit to Tenant within thirty (30) days of the termination of this Lease. Landlord's obligations with respect to the
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Security Deposit are those of a debtor and not a trustee. Landlord can maintain the Security Deposit separate and apart from Landlord's general funds or can commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit unless Landlord has failed to timely return the same, and in such event, interest shall accrue on the unreturned portion at the rate of one and one-half percent (1-1/2%) per month.

7. RESTRICTIONS ON USE.

      a. Tenant shall use and occupy the Premises and all parts thereof only for general office purposes; and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause a cancellation of any insurance policy covering Landlord's Building or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, anything which may be prohibited by standard forms of fire insurance policies. Tenant shall, at its expense, comply with all requirements pertaining to the Premises of any insurance organization or company covering Landlord's Building.

      b. Tenant shall not permit or allow any wasteful, abusive, destructive or nuisance use of the Premises to occur.

      c. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of Landlord's Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or in Landlord's Building. Tenant shall not use or keep in the Premises or in Landlord's building any firearms, kerosene, gasoline or inflammable or combustible fluid or material

      d. Tenant shall not install any telephone or other special utility lines within the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Landlord shall designate the areas within the Premises in which telephone and other special utility lines and related equipment may be installed and how and where such lines are to be introduced.

      e. Tenant shall not dispose of any hazardous substances in, on, or under Landlord's Building and Tenant shall not otherwise handle, treat, deal with, or otherwise use in, on, or under Landlord's Building any hazardous substances except as may be directly required in connection with the use of the Premises as authorized by Landlord and in complete conformity and compliance with all governmental laws, ordinances, regulations, rules and other and prudent industry practices relating to any such substances. Upon expiration or earlier termination of this Lease, Tenant shall cause any and all hazardous substances placed on the Premises by Tenant, its agents, employees or contractors to be removed in accordance with applicable laws, regulations, rules, ordinances and orders. As used in this Lease, the term "hazardous substance" shall mean any and all hazardous or toxic substances, chemicals, materials, or waste, including, but not limited to, those substances, chemicals, materials or wastes listed, identified, or otherwise characterized as hazardous or toxic under now existing or hereafter enacted local, state and federal laws, ordinances, regulations, rules or orders.

      f. Tenant shall faithfully observe and comply with the Rules and Regulations, attached as Exhibit "D". Landlord reserves the right from time to time to make all reasonable non-discriminatory modifications to the Rules and Regulations. Any reasonable additions and modifications to these Rules and Regulations shall be binding upon delivery of a copy to Tenant. Violations by Tenant, its employees, invitees and others acting on its behalf of the Rules and Regulations shall constitute a default under this Lease. Landlord shall not be responsible to Tenant for the nonperformance of any said Rules and Regulations by any other tenant or occupants.

8. COMPLIANCE WITH LAW.

      Tenant shall not use the Premises in any way which may violate any law, statute, ordinance, or governmental rule or regulation now in force or which may hereinafter be enacted or promulgated, including without limitation, all laws relating to toxic or hazardous substances. Tenant shall, at its sole cost and expense, comply with such laws, statutes, ordinances and governmental rules, regulations or requirements relating to the conduct of Tenant's business from and use of the Premises.

9. ALTERATIONS.

      Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part thereof in excess of three thousand dollars ($3,000.00) without the written consent of Landlord. Any request for Landlord's consent shall be accompanied by plans and specifications showing in detail Tenant's proposed alterations, additions or improvements. Any approval by Landlord may be conditional upon Landlord first approving the contractor which is to perform the permitted work and upon Tenant first making certain modifications to its proposed plans and specifications if requested by Landlord. Any alterations, additions or improvements to the Premises made by Tenant, except for removal of trade fixture, shall at once become a part of the realty and belong to Landlord. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense. Tenant shall cause any alterations, additions or improvements made by it pursuant to this Section to be constructed by a bonded general contractor who carries comprehensive coverage and broad form property damage endorsement in the single limit amount of $1,000,000.00 and who carries adequate workers' compensation and other insurance required by law.

10. MECHANIC'S LIENS.

      Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall cause any permitted alterations, additions or improvements to be constructed in a good and workmanlike manner free of any liens for labor and materials and in strict accordance with the plans and specifications approved by Landlord. Tenant agrees to indemnify, hold harmless from, and defend Landlord against any loss, liability, injury or damage resulting from such work. Landlord may require, at Landlord's sole option, that Tenant shall provide, at Tenant's sole cost and expense, a lien payment and completion bond in an amount equal to one and one-quarter (1-1/4) times any and all estimated cost of any permitted improvements, additions, or alterations to the Premises with an estimated cost in excess of
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twenty five thousand dollars ($25,000.00) to insure Landlord against any liability for mechanics and materialmen's liens and to insure completion of the work.

11. SURRENDER.

      Upon the Termination Date or sooner expiration of this Lease, Tenant shall peaceably deliver up and surrender the Premises in their same condition as they were on the Commencement Date, reasonable wear and tear and permitted alterations, additions and improvements excepted. Before surrendering the Premises, Tenant shall remove all personal property and trade fixtures and shall repair any damage caused by such property or the removal thereof and shall leave the Premises in a clean and orderly condition. Without limiting the foregoing, and after taking into account normal wear and tear, Tenant agrees to repair any damage on walls or to floor coverings, to repair any damage to light fixtures, window coverings or other fixtures within the Premises, to steam clean all carpeting within the Premises. On or prior to the Termination Date or sooner expiration of this Lease, Tenant shall surrender all keys to the Premises.

12. ABANDONMENT.

      Tenant shall not vacate or abandon the Premises at any time during the term hereof, and if Tenant shall so abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, or default in the terms hereof, any personal property or trade fixtures belonging to Tenant shall remain and become the property of the Landlord in accordance with the provisions of Landlord's Lien Rights in Section 24 hereof.

13. ASSIGNMENT OR SUBLETTING.

      Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and Tenant shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Without in any way limiting Landlord's right to refuse such consent, Landlord may refuse to give such consent unless Tenant remains fully liable during the unexpired term of the Lease and Landlord further may refuse to give such consent if in Landlord's reasonable opinion the quality of tenancy is or may be in any way adversely affected during the term of the Lease or the financial worth of the proposed new tenant is less than that of the Tenant executing this Lease. Tenant agrees to reimburse Landlord up to one thousand dollars ($1,000.00) for Landlord's reasonable attorney's fees and other costs incurred in conjunction with the processing and documentation of any such requested assignment, transfer, subletting, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises. Any assignment consented to by Landlord shall in no way relieve or release Tenant from liability hereunder of from any of the terms, covenants and obligations required to be performed by Tenant under this Lease. This Lease shall not, nor shall any interest herein, be assignable as an interest of Tenant by operation of law, without the prior written consent of Landlord. Any profit recognized from an assignment or subletting shall be divided evenly between Tenant and Landlord. Commensurate with the signing of this Lease, Landlord consents to Tenant entering into a sublease with AgencyWorks for a portion of the Premises.

14. CONDITION AND REPAIR OF PREMISES.

      Subject to Landlord's obligation set forth on Exhibit "C" attached hereto, Tenant has accepted the Premises "as is" and acknowledges that the Premises are in good, sanitary condition and repair and are satisfactory for Tenant's occupancy and use. Except as specifically provided in Exhibit "C" to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or Landlord's Building except as specifically herein set forth.

15. REPAIRS.

      a. Landlord shall, at all times during the term of this Lease, keep in good order, condition and repair those portions of the roof, foundations and structural walls of Landlord's Building which affect the use and occupancy of the Premises. Landlord shall also, at its cost and expense, keep and maintain the heating and air conditioning systems, plumbing, lighting fixtures within or serving the Premises and the other utility lines to the Premises in good order condition and repair. Notwithstanding the foregoing, however, Landlord shall not be responsible to repair any damage to the Premises or to Landlord's Building resulting from the negligent acts or omissions of Tenant, Tenant's employees or invitees, or resulting from fire, acts of God, or other casualties or resulting from condemnation, except to the extent described in Sections 26 and 27 below.

      b. Notwithstanding subparagraph (a) above, Tenant shall repair, at its expense, any damage to Landlord's Building or the Premises caused by, or resulting from, any negligent act of Tenant, its employees, invitees or others acting on its behalf. Tenant shall also, at its cost and expense, maintain in good order, condition and repair all wall, window and floor coverings, all trade fixtures and all personal property of Tenant within the Premises.

      c. Landlord shall not be required to make any repairs hereunder until Tenant has notified Landlord of the need for such repairs. Following receipt of such notice, Landlord shall promptly pursue the completion of any such repairs with due diligence. Except as provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any damages to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of Landlord's Building or the Premises or in or to fixtures, appurtenances and personal property therein. Tenant waives the right to terminate this Lease in the event of any failure to make repairs or maintenance and the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Nothing in the Section 15.c. will impair Tenant's right to recover damages from Landlord.

16. INDEMNIFICATION AND RELEASE.

      a. Tenant and all those claiming through or under Tenant shall store their property in and shall occupy and use the Premises solely at their own risk. Tenant and all those claiming through or under Tenant hereby release Landlord from all claims of every kind, including loss of life, personal or bodily injury, damage to equipment, fixtures or other property, or damage to business (including business interruption) arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof, except to the extent caused by the willful misconduct or active negligence of Landlord, its agents, employees or contractors, including without limitation any damage or injury caused by or resulting from (i) the bursting, breaking, leaking, overflowing or backing up of utility lines, (ii) water, steam, gas, sewage, snow or ice in any part of Landlord's Building, (iii) acts of God or the elements, or
(iv) any defect in the construction, operation or use of Landlord's Building or any of the equipment, fixtures, machines, appliances or apparatus therein, or adjacent thereto.

      b. Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about Landlord's Building or the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or of any employee, invitee or other person acting on Tenant's behalf, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred because of any such claim or any action or proceeding brought thereon, and in the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord or Landlord shall have the right to retain its own counsel to defend any action with all costs to be paid by Tenant. Notwithstanding any provision contained herein, Tenant shall have no liability to Landlord for any injury or damage to the extent caused by the acts or omissions of Landlord or its agents, employees or contractors.

17. INSURANCE.

      a. Landlord shall maintain fire and extended coverage insurance on the Landlord's Building, including any additions and improvements by Tenant which Tenant does not have the right to remove upon termination of this Lease. Such insurance shall be in amounts and with deductibles desired by Landlord at the expense of Landlord (as a part of the Operating Costs), and payments for losses thereunder shall be made solely to Landlord and/or Landlord's lender(s), as their interests may appear. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant's operations, contents of the Premises, or improvements with respect to the Premises beyond Building standard result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium upon request therefor by Landlord.

      b. Tenant shall, at its expense, procure and at all times maintain comprehensive general liability insurance covering Landlord and Tenant, as coinsureds, against death, bodily or personal injury or property damage occurring within the Premises or Landlord's Building. Such insurance as obtained by Tenant shall be in a combined single limit not less than $2,000,000.00 for injury or death, and shall contain cross-liability endorsements.

      c. All insurance shall be underwritten by insurance companies with a rating of A or better according to AM Best and authorized to do business in the State of Utah. Tenant shall furnish Landlord with certificates issued by approved insurance companies certifying that such insurance is in effect. Such certificates shall provide the insurance may not be canceled without at least 10 days advance notice to Landlord.

      d. To the extent permitted by applicable law in the State of Utah and under the insurance policies, and to the extent any loss is actually covered by insurance proceeds, each of the parties hereby waives any rights it may have against the other party on account of any loss or damage to its property (including the Premises and the contents thereof) or injury which arises from any risk covered by insurance obtained hereunder, whether or not such party may have been negligent or at fault in causing such loss or damage.

18. SERVICES AND UTILITIES.

      a. During the term of this Lease and so long as Tenant is not in default, Landlord agrees to cause to be furnished to the Premises in such manner as is customary in similar buildings in the same geographical area, the following utilities and services (the cost of which shall be included within Operating Costs):

            (1) Electricity, water, gas and sewer service. The interruption or curtailment of any service caused by any event beyond Landlord's reasonable control shall not constitute constructive eviction and shall not entitle Tenant to any abatement of rent or any other claim against Landlord, nor shall any interruption be grounds for constructive eviction, rent abatement or termination of this Lease or any other claim provided Landlord exercises reasonable diligence to remedy such interruption. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises which will increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space. If such extra service is permitted by Landlord, Landlord may cause a water meter or electric meter to be installed in the Premises. The cost of such meters, and any increase in utility charges shall be promptly paid by Tenant.

            (2) Telephone connection to the core space on the floor on which the Premises are located, but not including wiring from the core, telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment to and within the Premises).

            (3) Heat and air conditioning to such extent and to such levels as are reasonably required for the comfortable use and occupancy of the Premises. If the Premises are rendered untenantable by reason of Landlord's failure to maintain such levels then Tenant shall be entitled to a full abatement of Basic Rent for each day the Premises are untenantable, after two working days. Tenant shall not use any method of heating, ventilating or air conditioning other than that supplied by Landlord.

            (4) Snow and trash removal service.

            (5) Landscaping and groundskeeping service.

            (6) Elevator service.

            (7) Janitorial service five (5) days per week, holidays excluded; provided if the cost to Landlord for cleaning the Premises is increased due to the installation in the Premises, at Tenant's request, of any materials or finish other than those which are Building standards, Tenant shall pay to Landlord an amount equal to such increase in cost. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter Landlord's Building for the purpose of cleaning the same; provided, Tenant shall be entitled to have separate contractors clean and vacuum the Premises if desired by Tenant, at Tenant's sole cost and expense. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting, normal vacuuming and trash removal, and annual cleaning of carpets, but excludes cleaning of rugs, moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. or when janitor service is refused.

      b. Tenant may activate the HVAC system after hours. The cost for such after hour's HVAC use is $25.00 per hour.

19. TAXES.

      Tenant shall pay all taxes and assessments levied against the fixtures, furnishings, equipment and other personal property of Tenant contained within the Premises and, if possible, shall cause such personal property taxes to be assessed and billed separately from the taxes on real property owned by Landlord.

20. HOLDING OVER.

      If, with Landlord's consent, Tenant holds possession of the Premises after the Termination Date or sooner expiration of this Lease, Tenant shall become a tenant from month-to-month upon the terms herein specified and at a monthly rent of one hundred twenty five percent (125%) of the last monthly rent paid by Tenant under this Lease. Tenant shall continue in possession until such tenancy shall be terminated by either party giving the other party fifteen (15) day's prior written notice of its election to terminate.

21. ENTRY BY LANDLORD.

      Landlord and Landlord's representatives shall have the right to enter upon the Premises at all reasonable times to inspect or exhibit the same to prospective purchasers, mortgagees and tenants, to place, maintain and repair all utility lines and equipment in or adjacent to the Premises and Landlord's Building, and to make such repairs, additions, alterations or improvements as Landlord may deem necessary or appropriate. Landlord shall be allowed to take all material upon the Premises that may be reasonably required to accomplish the foregoing without the same constituting a forcible entry into or an unlawful detainer of the Premises or an actual or constructive eviction of Tenant, and the rents reserved herein shall not abate while any such work described herein is in progress.




22. DEFAULT.

      The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

      a. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within a period of five (5) days after notice of nonpayment provided after the date the same is due and payable;

      b. Failure by Tenant to observe or perform any provision of this Lease concerning abandonment or vacating the Premises, restrictions on use or compliance with law, assignment or subletting of the Premises without Landlord's prior written consent, or the failure to procure and maintain insurance;

      c. Tenant makes any general assignment for the benefit of creditors; a petition is filed by or against Tenant to have Tenant adjudged bankrupt or for reorganization or arrangement under any law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); a trustee or receiver is appointed to take possession of substantially all of Tenant's Lease, or any trustee under the Federal Bankruptcy Code or other similar statute attempts to assume this Lease or take possession of the Premises; or there occurs any attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and such seizure is not discharged within thirty (30) days; or

      d. Failure to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice is given to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such ten
(10) day period, Tenant shall not be deemed to be in default if Tenant within such period commences such cure and thereafter diligently prosecutes the same to completion.

23. REMEDIES.

      Upon the occurrence of any default described above, Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant, or to any other person.

      a. Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right of possession and forthwith repossess the Premises by forcible entry and detainer suit or otherwise without liability for trespass or conversion and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, (ii) the unpaid rent due and payable at the time of termination, plus interest thereon at the rate hereinafter specified from the due date, (iii) the balance of the rent for the remainder of the term less the fair market rental value of the Premises for such period, and (iv) any other sum of money and damages owed by Tenant to Landlord.

      b. Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry or detainer suit or otherwise without liability for trespass or conversion, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or convenient to restore Premises to the same condition as of the date of occupancy. If Landlord exercised the remedies provided in this paragraph, Tenant shall pay to Landlord, and Landlord shall be entitled to recover from Tenant, an amount equal to the total of the following: (i) unpaid rent, plus interest at the rate hereinafter provided, owing under this Lease for all periods of time that the Premises are not relet; plus (ii) the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations, and additions, and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid; plus (iii) any deficiency in the rentals and other sums actually received by Landlord from any such reletting from the rent and additional rent required to be paid under this Lease with respect to the periods the Premises are so relet, and Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time; and that no delivery or recovery of any portion due Landlord hereunder shall be a defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

      c. Landlord may offset against any rents, damages or other sums of money owed by Tenant any security deposit and/or any advance rent applicable to any time period after the occurrence of the default and any sums which would then or thereafter otherwise be due from Landlord to Tenant.

      d. Should Tenant fail to make any payment or to do any act as herein provided, then Landlord, but without obligation so to do and without demand upon Tenant and without releasing Tenant from any obligation hereof, may (i) make or do the same in such manner and to such extent as Landlord may deem necessary to protect Landlord's interest in the Premises, (ii) commence, appear in and defend any action or proceeding purporting to affect Landlord's interest in the Premises or its rights hereunder, including without limitation, any suit brought by a third party for recovery of possession of the Premises, for the attachment of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, (iii) pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of Landlord appears to affect Landlord's interest in the Premises, and (iv) in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, employ counsel, and pay reasonable attorney's fees. In the event Landlord expends such sums are set forth above, Tenant shall immediately reimburse Landlord for such sums expended, and any sums not immediately reimbursed shall carry interest at the rate of twelve percent (12%) per annum from the date they were incurred.

      e. The exercise of any remedies hereunder by Landlord shall not be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant. In the event of termination of this Lease by written notice to Tenant, Tenant agrees to immediately surrender possession of the Premises and Tenant understands that such termination shall not relieve Tenant of any obligation hereunder, including without limitation the obligation to pay rent for the full term hereof.

      f. The remedies given to Landlord in this paragraph may be exercised jointly or severally, shall be cumulative and shall be in addition and supplemental to all the rights and remedies which Landlord may have at equity or under the laws then in force.

24. LANDLORD'S LIEN.

      As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default of any provisions of this Lease, Landlord may enter upon the Premises, and take possession of all or any part of Tenant's trade fixtures or personal property, store such property in a private or public place, and may sell all or any part of the fixtures or personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash. The proceeds of the sale shall be applied by Landlord towards the costs of removal and storage, next towards reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums due by Tenant to Landlord under the terms of this Lease.

25. ATTORNEY'S FEES.

      If any action or proceeding is taken or brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Lease, the successful or prevailing party shall be entitled to recover reasonable attorney's fees, expert witness fees and all other costs and expenses incurred whether by filing suit, commencing an arbitration proceeding, or otherwise, in addition to any other relief to which it may be entitled.

26. RECONSTRUCTION.

      a. If Landlord's Building shall be partially damaged by fire or other casualty insured against under property damage insurance and if Landlord is not required to apply the proceeds of such insurance toward repayment of the debt secured by any mortgage or deed of trust covering the Landlord's Building, Landlord shall, within a reasonable period of time, but in no event later than sixty (60) days following the casualty, commence repair to Landlord's Building to a condition which is substantially similar to the condition in existence prior to such casualty. If either (i) Landlord's Building is damaged as a result of flood, earthquake, nuclear radiation or contamination, act of war or other risk which is not covered by insurance, or (ii) Landlord is required to apply the available insurance proceeds toward repayment of debt secured by a deed of trust or mortgage covering the Landlord's Building, and if in either of these events the Landlord reasonably estimates the cost of repair or reconstruction to exceed one million dollars, Landlord may terminate this lease upon written notice given to Tenant at any time within thirty (30) days after the occurrence of such damage.

      b. Notwithstanding the foregoing, if the Premises or Landlord's Building would require more than one hundred eighty (180) days to repair and restore to the condition in existence prior to such casualty, Landlord or Tenant may terminate this Lease upon written notice given by Tenant or Landlord to the other party hereto at any time within thirty (30) days after the occurrence of such damage. If neither party exercises its right to terminate, or if both parties waive their right to terminate, then Landlord shall commence as soon as is reasonably possible restoration of Landlord's Building.

      c. In the event this Lease is not terminated and Landlord undertakes to repair any portion of the Premises, until such repair is complete, rent shall abate proportionately by the portion of the Premises rendered untenable.

      d. Landlord shall have no responsibility to repair the trade fixtures and improvements installed by Tenant within the Premises or to repair and replace any of Tenant's furniture or other property damaged by such casualty.

27. EMINENT DOMAIN.

      If all or more than twenty percent (20%) of the Premises shall be taken or appropriated by any public or other authority under the power of eminent domain, or transferred in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease. If all or such part of the Premises (more than 20%) shall be so taken or appropriated and neither party hereto elects to terminate this Lease or if twenty percent (20%) or less of the Premises shall be taken or appropriated, the rental thereafter to be paid shall be proportionately reduced by the portion of the Premises so taken. Landlord shall be entitled to any award or other payment made by any public or other authority in connection therewith.

28. SALE BY LANDLORD OR CHANGE OF LOCATION.

      a. In the event of a sale or conveyance by Landlord of the Premises or Landlord's Building, the same shall operate to release Landlord from any liability arising upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant following the sale or conveyance, and in such event Tenant agrees to look solely to the successor-in-interest of Landlord for performance of such covenants and conditions. This Lease shall not be affected by any such sale, and Tenant agrees to recognize and attorn to Landlords successor-in-interest as the Landlord hereunder.

      b. Landlord, subject to the approval of Tenant, said approval not to be unreasonably withheld, may relocate the Premises and substitute as the Premises other space within Landlord's Building, for all purposes hereunder as though originally leased to Tenant; provided, however (i) that the substituted Premises shall contain an area not less than the square footage contained in the original Premises without any increase in the rent hereunder, (ii) that the power under this subparagraph may be exercisable by Landlord only once during the Term, and
(iii) that Landlord shall pay the expenses reasonably incurred by Tenant as a result of such substitution of Premises, excluding consequential damages, but including moving expenses, door lettering and expenses in connection with change of telephone. In the event of such relocation, Landlord agrees to provide in the substitute Premises decorations and improvements reasonably equivalent to those which were in the original Premises. If Landlord gives notice to Tenant to relocate, then Tenant shall have the right to terminate this Lease, without receiving compensation therefore, by written notice to Landlord given not more than sixty (60) days after receipt of Landlord's notice to relocate, effective at the end of the calendar month next following the month in which Tenant gives notice of such termination or forty five days following the date Tenant gives notice of such termination, whichever shall last occur.

29. TENANT'S CERTIFICATE.

      From time to time after the Commencement Date and when requested by Landlord, Tenant shall execute and deliver to Landlord within fifteen (15) days following such request a written certificate:

      a. Ratifying this Lease;

      b. Affirming the Commencement Date and Termination Date hereof;

      c. Certifying this Lease is in full force and effect and had not been assigned, modified or amended (except by such writings as shall be described);

      d. Stating all conditions under this Lease to be performed by Landlord have been so performed or have been waived by Tenant (or stating which conditions remain unsatisfied);

      e. Declaring there are no uncured defaults or defenses or offsets against the enforcement of this Lease (or describing such defaults, defenses and offsets as are then known by Tenant);

      f. Stating the date to which rentals have been paid and whether there have been any advanced rentals then paid by Tenant;

      g. Agreeing that no amendment, modification or cancellation of this Lease shall be effective without the prior written consent of any mortgagee of Landlord; and

      h. Setting forth such other information as Landlord may reasonably request.

      Landlord, Landlord's mortgage lenders and any purchasers of Landlord's Building shall be entitled to rely upon such certificate.

30. FINANCING AND SUBORDINATION.

      a. Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease or its use of the Premises, join with the Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender who is considering furnishing, or who has furnished, any financing which is, or will be, secured by Landlord's Building or the Premises.

      b. Upon request by Landlord, Tenant will subordinate its rights in this Lease to the lien of any mortgage or deed of trust or other security interest resulting from any method of financing or refinancing which encumbers or is intended to encumber Landlord's Building or the Premises, and to all advances subsequently made upon the strength of such security. Tenant may require, as a condition of such subordination, that the lender agree that Tenant's rights under this Lease shall not be terminated as a result of any foreclosure (or transfer in lieu thereof) of such mortgage or other security instrument to which Tenant's rights are subordinated pursuant to this subparagraph, if Tenant agrees to attorn to the purchaser at such foreclosure (or transferee in lieu thereof).

31. WAIVER.

      a. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a continuing waiver of such term, covenant or condition or a waiver of such term, covenant or condition in the event of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No waiver shall be binding unless executed in writing by the party granting the waiver.

      b. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due (being first applied to late charges, interest and attorney's fees, if any); nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an "accord and satisfaction" (or payment in full) and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such amount or pursue any other remedy provided herein.

32. NOTICES.

      All notices and demands which may or are required to be given by either party to the other under this Lease shall be delivered in person or sent by United States mail, postage prepaid, and shall be addressed as set forth in paragraph 1 or to such other person or place as the parties may from time to time designate in a notice. Any such notice or demand shall be deemed given on the date personally delivered, or on the date deposited in the United States mail, properly addressed and stamped. If the notice is to Landlord, a copy shall be personally delivered or mailed to Rand Cook, Van Cott, Bagley, Cornwall and McCarthy, 50 South Main Street, Suite 1600, Salt Lake City, UT 84144.

33. INTERPRETATION AND JOINT OBLIGATION.

      The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular where appropriate. Words used in one gender shall be deemed to include the other genders. If there is more than one Tenant, such Tenants shall be jointly and severally obligated for performance of all terms, covenants and conditions hereunder. The laws of the State of Utah shall govern the performance, enforcement and interpretation of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision of this Lease.


34. SUCCESSORS AND ASSIGNS.

      The covenants and conditions herein contained shall, subject to the provisions of this Lease relating to Assignment or Subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

35. FORCE MAJEURE.

      Landlord shall be excused for the period of any delay in the performance of any of its obligations hereunder when prevented from doing so by a cause beyond its control, including without limitation, strikes and labor disputes; civil commotion; war; governmental regulations or controls; fire or other casualty; inability to obtain any material (or a reasonable substitute therefor), labor or service; acts of God; or failure or slowness of governmental entities to take action.

36. PARKING.

      a. The parking lot adjacent to Landlord's Building (the "Parking Lot"), or designated portions thereof, shall be available for the use of Tenant, but subject to the Rules and Regulations (Exhibit "D"), posted non-discriminatory parking regulations and signs, and monthly passes as established by the Landlord from time to time. The driveways and loading zones next to Landlord's Building shall be kept free by Tenant of parked automobiles.

      b. During the term of this Lease and provided Tenant is not in breach hereof, Landlord shall provide Tenant the number of unreserved parking stalls in the Parking Lot set forth in Section 1. The Parking Lot will be available to Landlord after Normal Business Hours as defined in Exhibit "D", Rules and Regulations, for use by the public at large.

      c. Landlord shall have the right to cause to be removed any cars parked in violation of the terms, including the posted parking regulations and signs, without liability. Tenant agrees to hold Landlord harmless from and defend it against any and all claims, losses, or damage and demands asserted or arising in automobiles of Tenant or Tenant's employees and invitees parked in violation hereof. Tenant shall from time to time upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant and Tenant's employees who are to have parking privileges hereunder. Landlord may require that Tenant cause an identification sticker to be hung from the rear view mirror of all automobiles authorized to park in the Parking Lot.

37. QUIET POSSESSION.

      Tenant, upon paying the rent and observing and performing all of the terms, covenants and conditions on its part to be performed hereunder, shall peaceably and quietly enjoy the Premises for the term hereof.

38. ENTIRE AGREEMENT AND RECORDATION.

      a. This Lease and any exhibits attached hereto constitute the entire agreement between the parties. Any prior conversations or writings are merged herein and are extinguished. No subsequent amendments to this Lease shall be binding upon Landlord unless reduced to writing and signed.

      b. Tenant shall not record this Lease or a memorandum hereof without Landlord's written consent which shall not be unreasonably withheld.

39. NO PARTNERSHIP INTENDED.

      Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of the business of Tenant upon the Premises or elsewhere. It is expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain and be that of Landlord and Tenant.

40. TIME.

      Time is of the essence of this Lease and every provision hereof to be performed by Tenant.

41. BROKERS.

      Tenant and Landlord agree that no commission is due or payable to any broker, agent or brokerage firm, and Tenant or Landlord have not retained a broker, agent or brokerage firm to represent them in this transaction.

42. AUTHORITY OF SIGNATORIES.

      Each person executing this Lease on behalf of an entity, individually and personally represents and warrants that he or she is duly authorized to execute and deliver the same on behalf of the entity for which he or she is signing (whether it be a corporation, general or limited partnership, or otherwise) and that this Lease is binding upon such entity in accordance with its terms.

43. RIGHT OF FIRST REFUSAL.

      Landlord grants Tenant a right of first refusal at market rates on any contiguous space that becomes available in the building during the Lease Term, to lease the contiguous space. Contiguous space is defined as any space on Tenant's initial floor(s), and the floor above and below such floor(s), as applicable. This Right of First Refusal shall be subordinate to rights already granted KISN Broadcast, LP. In the event Landlord receives an offer to lease the contiguous space, Landlord shall promptly notify Tenant of the identity of the proposed new tenant. Tenant shall have ten calendar (10) days following Landlord's notice during which to notify Landlord that Tenant shall exercise its right to lease the contiguous space, following which the parties shall amend this Lease to include the contiguous space and adjust the rental obligations proportionately.




44. SECURITY.

      Landlord agrees to provide a security guard at Landlord's building twenty-four hours a day, seven days a week, until such time that Tenant and Landlord mutually agree that 24 hour security services are not necessary.

            IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year written above in Section 1.



                        LANDLORD: Pioneer Partners, L.C.

                        By:   ________________________________

                        Its:  ________________________________


                        TENANT: Ascensus Insurance Services

                        By: __________________________________

                        Its:  ________________________________

                            FIRST AMENDMENT TO LEASE


      THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is entered into this ___ day of March, 2000 by and between PIONEER PARTNERS, L.C., a Utah limited liability company, ("Landlord") and ASCENSUS INSURANCE SERVICES, a Utah corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, the parties have entered into that certain Lease dated September 15, 1999 (the "Lease") for Suite 100 on the first (1st) floor and west mezzanine of Landlord's building commonly known as the Ford Building located at 280 South, 400 West, Salt Lake City, Utah (the "Premises");

      WHEREAS, the parties wish to amend the Lease as provided herein.

      NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree with each other as follows:

      1. TERMS. All terms used in this First Amendment shall have the same meaning as in the Lease except when the context of this First Amendment requires otherwise. Except as specifically modified or amended by this First Amendment, the Lease shall continue in full force and effect unchanged.

      2. NO DEFAULT. The parties acknowledge and agree that as of the date of this First Amendment, to the best of their knowledge and belief, each of the parties are in full and complete compliance with all of the terms and conditions of the Lease.

      3. PREMISES. Suite #100, which is approximately 43,626 rentable square feet on the first floor and mezzanine of Landlord's building (the "Premises").

      4. LEASE TERM. The Lease Term for the Premises shall be seven (7) years Commencing on March 1, 2000 (the "Commencement Date") and terminating on February 28, 2007 (the "Termination Date").

      5. SECURITY DEPOSIT. $71,619.35, which represents the last months rent.

      6. RENTABLE SQUARE FEET IN THE PREMISES. The Premises consists of approximately 43,626 rentable square feet based on modified Building Owners and Managers Association ("BOMA") standards for measurement agreed to by Tenant and Landlord at the time of this Amendment.

      7. USABLE SQUARE FEET IN THE PREMISES. The Premises consists of approximately 38,268 usable square feet based on modified BOMA standards for measurement.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first written above.

PIONEER PARTNERS, L.C.,             ASCENSUS INSURANCE SERVICES,
A UTAH LIMITED LIABILITY            A UTAH CORPORATION
CORPORATION


By: _________________________       By: ________________________________
Name: John W. Williams              Name:
Title: Managing Member              Title: